News Release
R. Andrew Watts

April 23, 2018	Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $501.5 MILLION, AN INCREASE OF 7.8%; DILUTED NET INCOME PER SHARE OF $0.32; AND A QUARTERLY DIVIDEND OF $0.075 PER SHARE

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the first quarter of 2018.

Revenues for the first quarter of 2018 under U.S. generally accepted accounting principles (“GAAP”) were $501.5 million, increasing $36.4 million, or 7.8%, compared to the first quarter of the prior year, with commissions and fees increasing by 12.6% and Organic Revenue(1) increasing by 5.7%. Net income was $90.8 million, increasing $20.7 million, or 29.5%, and diluted net income per share was $0.32, increasing by 28.0%, compared to the first quarter of the prior year. Our Diluted Net Income Per Share - Adjusted(5) increased by 50.0% to $0.33.

On January 1, 2018 we adopted FASB Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and Accounting Standards Codification (Topic 340) – Other Assets and Deferred Cost. We believe it is important to include a presentation of our financial results on the most comparable basis practical. Our adoption of the New Revenue Standard(2) has a significant impact on the timing of when revenues and related costs are recognized, and the Company has adopted this standard under the modified retrospective method, which does not require a restatement of prior period results. In order to make the presentation of these financial results more comparable, we have included an adjustment to the results of 2018 to exclude the impact of the adoption of the New Revenue Standard so that such results are presented on the same revenue recognition methodology used by the Company prior to the adoption of the New Revenue Standard.

For the three months ended March 31, 2018 the impact of the New Revenue Standard was an increase in total revenues of $27.4 million, an increase to net income of $11.1 million, and an increase in diluted net income per share of $0.04. Total Revenues - Adjusted and Excluding the New Revenue Standard(4) increased $29.0 million, or 6.5%, and our Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard(6) increased 31.8% to $0.29.

J. Powell Brown, President and Chief Executive Officer of the Company noted, "We delivered solid results for the quarter with strong top and bottom line growth, with our net income per share benefiting from a lower effective tax rate resulting from tax reform."

In addition, today the Company's Board of Directors has declared a regular quarterly cash dividend of $0.075 per share, to be paid on May 18, 2018, to shareholders of record on May 9, 2018.

Reconciliation of Commissions and Fees
to Organic Revenue(1)
Three Months Ended March 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended
	3/31/2018	3/31/2017

Commissions and fees	$500.4	$444.6
Profit-sharing contingent commissions	(11.7)	(30.0)
Guaranteed supplemental commissions	(3.0)	(2.7)
Core commissions and fees	$485.7	$411.9
New Revenue Standard(2) impact on core commissions and fees	(45.6)	—
Acquisition revenues	(5.4)	—
Divested businesses	—	(0.5)
Organic Revenue	$434.7	$411.4
Organic Revenue growth	$23.3
Organic Revenue growth %	5.7%
(1)"Organic Revenue," a non-GAAP measure, is defined as commissions and fees less (i) the first twelve months of commission and fee revenues generated from acquisitions, less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), less (iv) divested business (net commissions and fees generated from offices, and books of business sold by the Company) with the associated revenue removed from the corresponding period of the prior year, and less (v) the impact of the New Revenue Standard(2). Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth. We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future.
(2)"New Revenue Standard," is defined to include Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)" and Accounting Standards Codification Topic 340 – Other Assets and Deferred Cost, both of which were adopted by the Company effective on January 1, 2018. We adopted these standards by recognizing the cumulative effect as an adjustment to opening retained earnings at January 1, 2018, also referred to as the modified retrospective method of adoption. Under the modified retrospective method, we are not required to restate comparative financial information prior to the adoption of these standards and, therefore, such information for the three months ended March 31, 2017 continues to be reported under our previous accounting policies. For the three months ended March 31, 2018 the adoption of the New Revenue Standard increased core commissions and fees by $45.6 million and reduced contingent commissions by $18.2 million for an impact on total revenues of $27.4 million. The impact on income before income taxes was an increase of $14.5 million and the impact on net income was an increase of $11.1 million, which equated to an increase of $0.04 on diluted net income per share.

Reconciliation of Total Revenues to
Total Revenues - Adjusted(3) and
Total Revenues - Adjusted and Excluding the New Revenue Standard(4)
Three Months Ended March 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended		Change
	3/31/2018	3/31/2017	$	%
Total revenues	$501.5	$465.1	$36.4	7.8%
Legal Settlement	—	(20.0)	20.0
Total Revenues - Adjusted	501.5	445.1	56.4	12.7%
New Revenue Standard impact on total revenues	(27.4)	—	(27.4)
Total Revenues - Adjusted and Excluding the New Revenue Standard	$474.1	$445.1	$29.0	6.5%
(3)“Total Revenues - Adjusted,” a non-GAAP measure, is defined as total revenues, excluding the beneficial revenue impact of a $20.0 million legal settlement and the associated legal costs of $1.2 million in the first quarter of 2017 ("Legal Settlement").
(4)“Total Revenues - Adjusted and Excluding the New Revenue Standard,” a non-GAAP measure, is defined as total revenues, excluding (i) the Legal Settlement, and (ii) the impact of the New Revenue Standard. We believe that Total Revenues - Adjusted and Excluding the New Revenue Standard provides a more meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the New Revenue Standard; and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.

Diluted net income per share for the three months ended March 31, 2018 was $0.32, increasing by 28.0%, compared to the first quarter of the prior year. In order to arrive at results that are more comparable to the prior period, we calculate Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard, which was $0.29 for the three months ended March 31, 2018, an increase of 31.8% over the first quarter of the prior year.

Reconciliation of Diluted Net Income Per Share to
Diluted Net Income Per Share - Adjusted(5) and Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard(6)
Three Months Ended March 31, 2018 and 2017
(unaudited)

	Three Months Ended		Change
	3/31/2018	3/31/2017	$	%
Diluted net income per share	$0.32	$0.25	$0.07	28.0%
Legal Settlement	—	(0.04)	0.04
Change in estimated acquisition earn-out payables	0.01	0.01	—
Diluted Net Income Per Share - Adjusted	0.33	0.22	0.11	50.0%
New Revenue Standard impact on diluted net income per share	(0.04)	—	(0.04)
Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard	$0.29	$0.22	$0.07	31.8%
(5)“Diluted Net Income Per Share - Adjusted,” a non-GAAP measure, is defined as diluted net income per share, excluding (i) the Legal Settlement, and (ii) the change in estimated acquisition earn-out payables. The Company historically presents Diluted Net Income Per Share - Adjusted because we believe it provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.  For 2018, the Company presents a new measure that further adjusts for the impact of the adoption of the New Revenue Standard to compare periods on the same basis of accounting as defined in footnote (6) below.
(6)“Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard,” a non-GAAP measure, is defined as diluted net income per share, excluding (i) the Legal Settlement, (ii) the change in estimated acquisition earn-out payables, and (iii) the impact of the New Revenue Standard. We believe that Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard provides a more meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the New Revenue Standard; and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance.

Income before income taxes for the first quarter was $118.4 million, an increase of $7.4 million or 6.7%, and the Income Before Income Taxes Margin(9) decreased from 23.9% to 23.6% as compared to the first quarter of the prior year. In order to provide a better understanding of our business, we evaluate EBITDAC(7) performance. EBITDAC - Adjusted and Excluding the New Revenue Standard(8) for the first quarter of 2018 was $142.2 million, an increase of $8.6 million or 6.4%, compared to the first quarter of the prior year. EBITDAC Margin - Adjusted and Excluding the New Revenue Standard(11) remained flat at 30.0% in the first quarter of 2018 as compared to the first quarter of the prior year. We view EBITDAC, EBITDAC - Adjusted and Excluding the New Revenue Standard, EBITDAC Margin(10) and EBITDAC Margin - Adjusted and Excluding the New Revenue Standard as important indicators when assessing and evaluating our performance, because they allow us to determine more comparable, but non-GAAP, measurements of our operating margins in a meaningful and consistent manner.

Reconciliation of Income Before Income Taxes to
EBITDAC(7) and EBITDAC - Adjusted and Excluding the New Revenue Standard(8)
Three Months Ended March 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended
	3/31/2018	3/31/2017
Income before income taxes	$118.4	$111.0
Income Before Income Taxes Margin(9)	23.6%	23.9%

Amortization	20.5	21.6
Depreciation	5.6	6.1
Interest	9.7	9.7
Change in estimated acquisition earn-out payables	2.5	4.0
EBITDAC	$156.7	$152.4
EBITDAC Margin(10)	31.2%	32.8%

Legal Settlement	—	(18.8)
New Revenue Standard impact on EBITDAC	(14.5)	—
EBITDAC - Adjusted and Excluding the New Revenue Standard	$142.2	$133.6
EBITDAC Margin - Adjusted and Excluding the New Revenue Standard(11)	30.0%	30.0%
(7)"EBITDAC," a non-GAAP measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
(8)"EBITDAC - Adjusted and Excluding the New Revenue Standard," a non-GAAP measure, is defined as EBITDAC, excluding (i) the Legal Settlement and (ii) the impact of the New Revenue Standard.
(9)"Income Before Income Taxes Margin" is defined as income before income taxes divided by total revenues.
(10)"EBITDAC Margin," a non-GAAP measure, is defined as EBITDAC divided by total revenues.
(11)"EBITDAC Margin - Adjusted and Excluding the New Revenue Standard," a non-GAAP measure, is defined as EBITDAC - Adjusted and Excluding the New Revenue Standard divided by Total Revenues-Adjusted and Excluding the New Revenue Standard. A reconciliation of total revenues to Total Revenues - Adjusted and Excluding the New Revenue Standard is set forth in a table above in this press release.

Brown & Brown, Inc.
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended March 31,
	2018	2017
REVENUES
Commissions and fees	$500.4	$444.6
Investment income	0.6	0.2
Other income, net	0.5	20.3
Total revenues	501.5	465.1

EXPENSES
Employee compensation and benefits	270.9	245.9
Other operating expenses	76.3	66.9
Gain on disposal	(2.4)	(0.1)
Amortization	20.5	21.6
Depreciation	5.6	6.1
Interest	9.7	9.7
Change in estimated acquisition earn-out payables	2.5	4.0
Total expenses	383.1	354.1

Income before income taxes	118.4	111.0

Income taxes	27.6	40.9

Net income	$90.8	$70.1

Net income per share:
Basic	$0.33	$0.25
Diluted	$0.32	$0.25

Weighted average number of shares outstanding - in thousands:
Basic	270,172	273,487
Diluted	275,714	278,052

Dividends declared per share	$0.075	$0.068

Brown & Brown, Inc.
Consolidated Balance Sheets
(in millions, except per share data, unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$558.3	$573.4
Restricted cash and investments	268.1	250.7
Short-term investments	20.8	25.0
Premiums, commissions and fees receivable	694.3	546.4
Reinsurance recoverable	148.0	477.8
Prepaid reinsurance premiums	292.2	321.0
Other current assets	92.9	47.9
Total current assets	2,074.6	2,242.2

Fixed assets, net	81.1	77.1
Goodwill	2,747.4	2,716.1
Amortizable intangible assets, net	630.3	641.0
Investments	17.6	13.9
Other assets	64.1	57.3
Total assets	$5,615.1	$5,747.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$696.0	$685.2
Losses and loss adjustment reserve	146.8	476.7
Unearned premiums	292.2	321.0
Premium deposits and credits due customers	97.6	91.6
Accounts payable	125.0	64.2
Accrued expenses and other liabilities	157.0	228.8
Current portion of long-term debt	120.0	120.0
Total current liabilities	1,634.6	1,987.5

Long-term debt	851.5	856.1

Deferred income taxes, net	288.7	256.2

Other liabilities	69.7	65.1

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560,000 shares; issued 286,961 shares and outstanding 276,074 shares at 2018, issued 286,929 shares and outstanding 276,210 shares at 2017 - in thousands. 2017 share amounts restated for the 2-for-1 stock split effective March 28, 2018	28.7	28.7
Additional paid-in capital	495.3	483.9
Treasury stock, at cost 10,887 and 10,719 shares at 2018 and 2017, respectively - in thousands.	(397.6)	(386.3)
Retained earnings	2,644.2	2,456.4
Total shareholders’ equity	2,770.6	2,582.7
Total liabilities and shareholders’ equity	$5,615.1	$5,747.6

Brown & Brown, Inc.
Consolidated Statements of Cash Flows*
(in millions, unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$90.8	$70.1
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	20.5	21.6
Depreciation	5.6	6.1
Non-cash stock-based compensation	7.3	8.6
Change in estimated acquisition earn-out payables	2.5	4.0
Deferred income taxes	(12.1)	10.0
Amortization and disposal of deferred financing costs	0.4	0.4
Net loss/(gain) on sales of investments, fixed assets and customer accounts	(2.4)	—
Payments on acquisition earn-outs in excess of original estimated payables	(0.7)	(4.5)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Premiums, commissions and fees receivable decrease	7.7	16.3
Reinsurance recoverables decrease	329.8	38.8
Prepaid reinsurance premiums decrease	28.8	28.5
Other assets decrease	0.8	1.4
Premiums payable to insurance companies (decrease)	(2.7)	(4.4)
Premium deposits and credits due customers increase	5.9	7.1
Losses and loss adjustment reserve (decrease)	(329.9)	(38.8)
Unearned premiums (decrease)	(28.8)	(28.5)
Accounts payable increase	52.9	45.4
Accrued expenses and other liabilities (decrease)	(94.5)	(77.3)
Other liabilities (decrease)	(2.4)	(14.8)
Net cash provided by operating activities	79.5	90.0
Cash flows from investing activities:
Additions to fixed assets	(9.7)	(3.0)
Payments for businesses acquired, net of cash acquired	(33.6)	—
Proceeds from sales of fixed assets and customer accounts	0.1	0.6
Purchases of investments	(6.1)	(0.4)
Proceeds from sales of investments	6.5	0.7
Net cash used in investing activities	(42.8)	(2.1)
Cash flows from financing activities:
Payments on acquisition earn-outs	(1.8)	(5.7)
Payments on long-term debt	(5.0)	(14.3)
Issuances of common stock for employee stock benefit plans	0.7	0.5
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(7.6)	(4.7)
Purchase of treasury stock	(11.3)	—
Settlement (prepayment) of accelerated share repurchase program	11.3	—
Cash dividends paid	(20.7)	(18.9)
Net cash used in financing activities	(34.4)	(43.1)
Net increase in cash and cash equivalents inclusive of restricted cash	2.3	44.8
Cash and cash equivalents inclusive of restricted cash at beginning of period	824.1	781.3
Cash and cash equivalents inclusive of restricted cash at end of period	$826.4	$826.1

*In the preparation of this Statement of Cash Flows, beginning balance sheet balances for 2018 were adjusted to reflect the January 1, 2018 modified retrospective adoption of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and Accounting Standards Codification Topic 340 - Other Assets and Deferred Costs, thereby reflecting the change in operating assets and liabilities for the period, excluding the initial impact of adoption.

Conference call, webcast and slide presentation
A conference call to discuss the results of the first quarter of 2018 will be held on Tuesday, April 24, 2018 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the first quarter of 2018. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the first quarter of 2018 that its financial results differ from the current preliminary unaudited numbers set forth herein; the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our business operations; the impact of current market conditions on our results of operations and financial condition; any insolvencies of, or other difficulties experienced by our clients, insurance carriers or financial institutions; volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control; our ability to continue to manage our indebtedness; our ability to compete effectively in our industry, material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; our ability to attract and retain key employees and clients and attract new business; our ability to maintain our corporate culture; risks that could negatively affect the success of our acquisition strategy, including continuing consolidation in our industry, which could make it more difficult to identify targets and could make them more expensive, execution risks, integration risks, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated regulatory liabilities such as those relating to violations of anti-corruption and sanctions laws; the timing or ability to carry out share repurchases; the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred taxes; any fluctuations in exchange and interest rates that could affect expenses and revenue; the potential costs and difficulties in complying with a wide variety of laws and regulations and any related changes; changes in the tax or accounting policies or treatment of our operations and fluctuations in our tax rate; any potential impact of U.S. healthcare or National Flood Insurance Program legislation; the impact of federal income tax reform; exposure to potential liabilities arising from errors and omissions and other potential claims against us; and the interruption or loss of our information processing systems or failure to maintain secure information systems and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to the following non-GAAP financial measures as defined in Regulation G of SEC rules: Organic Revenue, Total Revenues - Adjusted, Total Revenues - Adjusted and Excluding the New Revenue Standard, Diluted Net Income Per Share - Adjusted, Diluted Net Income Per Share - Adjusted and Excluding the New Revenue Standard, EBITDAC, EBITDAC - Adjusted and Excluding the New Revenue Standard, EBITDAC Margin, and EBITDAC Margin - Adjusted and Excluding the New Revenue Standard.

Reconciliations of these supplemental non-GAAP financial information to the Company's GAAP information are contained in this earnings release. These measures are not in accordance with, or an alternative to the GAAP information provided in the Company's condensed consolidated financial statements.  We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. We believe these non-GAAP measures improve the comparability of results between periods by excluding the impact of certain items that have a high degree of variability.  We believe that Organic Revenue provides a meaningful representation of the Company’s operating performance; the Company has historically viewed Organic Revenue growth as an important indicator when assessing and evaluating the performance of its four segments.  As disclosed in our most recent proxy statement, we use Organic Revenue and EBITDAC Margin for incentive compensation determinations for executive officers and other key employees.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments.  This supplemental financial information should be considered in addition to, and not in lieu of, the Company’s condensed consolidated financial statements.

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